U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2007

American Capital Strategies, Ltd.
(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.05. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 7, 2007, the Board of Directors of American Capital Strategies, Ltd. (the "Company"), acting on behalf of the Audit and Compliance Committee of the Company, granted a waiver concerning a procedural departure from certain provisions of the Company's Code of Ethics (the "Code") pertaining to the blackout period for trading in the Company's securities, to the Company's Senior Vice President, Accounting, Richard Konzmann, and to its Vice President and Controller, Bernice Bell (each, a "Financial Executive"). The waiver permits each of them to enter into a pre-determined plan for trades of specified amounts of Company stock in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 ("10b5-1 Plan"). Each Financial Executive's 10b5-1 Plan covers shares of Company stock that will be distributed to the Financial Executive pursuant to the Company's Incentive Bonus Plan, and allows the Financial Executive to authorize the sale of all or a portion of the shares during certain prearranged windows of time, including blackout periods, for the remainder of 2007. The 10b5-1 Plans may generally be terminated at any time. The Financial Executives will have no control over the timing of any sales under the 10b5-1 Plans, other than specifying the prearranged windows as noted above, and there is no assurance that the shares covered by the 10b5-1 Plans will actually be sold.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: June 11, 2007	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel and Secretary